UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2006

INFINEX VENTURES, INC.

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(Exact Name of Registrant as Specified in Its Charter)

Nevada

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(State or Other Jurisdiction of Incorporation)

000-32843

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(Commission File Number)

52-2151798

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(IRS Employer Identification No.)

3914 Seaton Place,

Las Vegas, Nevada,           89121

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(Address of Principal Executive Offices) (Zip Code)

(702) 387-4005

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(Registrant’s Telephone Number,

Including Area Code)

N/A

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 . 14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 .14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240 . 13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement

On January 30, 2006, Infinex Ventures Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Jorge Lopehandia, The Lopehandia Family and Other Associates (the “Vendors”) for the sole and exclusive right to acquire a 50% interest in the Tesoro 1 – 12 Mining Claims, located on the El Indio Gold Belt in Region III, which is approximately 150kms. East of the City of Vallenar, Chile, near the border of Argentina (the “Property”). Under the terms of the Agreement, the Company agreed to an initial three (3) months due diligence period. A further extension to the due diligence period of 90 days was given on May 8, 2006, in an effort to verify the offered title and all additional documentation, including but not limited to Civil Trial C-1912-2001 at the 14th Civil Court of Santiago of Chile. After successful due diligence and in an effort to secure our interest in the Property, up and until verification that our registered interest can be secured on the Property, the Company has issued 6,000,000 of its 225,000,000 Authorized Common Shares to the Vendors. Acknowledgement of those 6,000,000 restricted Common Shares as good faith, was received on August 11, 2006. A material definitive agreement will be forthcoming and will be included in a separate 8-K filing once we have verified our filed interest.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.25	Agreement with Jorge Lopehandia, The Lopehandia Family and Other Associates dated January 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Infinex Ventures, Inc.

A Nevada corporation

By: /s/ Michael De Rosa

Michael De Rosa

President

DATED: August 14, 2006